EXHIBIT 23.2

[Letterhead of Zeno, Pockl, Lilly and Copeland, A.C.]

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of SSB Bancorp, Inc. on Form S-8 of our report dated March 29, 2019, relating to the consolidated financial statements of SSB Bancorp, Inc. as of December 31, 2018 and for the year then ended, which report is included in the Annual Report on Form 10-K.

/s/ Zeno, Pockl, Lilly and Copeland, A.C.

Wheeling, West Virginia
May 22, 2019